UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

The LGL Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	38-1799862
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2525 Shader Road, Orlando, Florida	32804
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Trading Symbol(s)	Name of each exchange on which each class is to be registered
Transferable Subscription Rights to Purchase Shares of Common Stock	LGL RT	NYSE American

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-295925

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the transferable subscription rights (“Rights”) to purchase shares of common stock, par value $0.01 per share (“Common Stock”), of The LGL Group, Inc. (the “Registrant”). Each Right will entitle its holder to purchase one share of Common Stock. The Registrant has applied to list the Rights for trading on the NYSE American under the symbol “LGL RT.”

A description of the Rights is set forth under the caption “The Subscription Rights Offering” in the prospectus dated June 5, 2026, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), which constitutes a part of the Registrant's Registration Statement on Form S-1 (File No. 333-295925), initially filed with the Commission on May 14, 2026, including all amendments thereto (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits

The following exhibits required to be filed by this item are either filed herewith or, pursuant to Rule 12b-32 under the Exchange Act, incorporated herein by reference to the exhibits filed by the Registrant with the Registration Statement:

Exhibit No.	Description

3.1	Certificate of Incorporation of The LGL Group, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on August 31, 2007 (File No. 001-00106)).
3.2	The LGL Group, Inc. By-Laws (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed on August 31, 2007 (File No. 001-00106)).
3.3	The LGL Group, Inc. Amendment No. 1 to By-Laws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 17, 2014 (File No. 001-00106)).
3.4	The LGL Group, Inc. Amendment No. 2 to By-Laws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 21, 2020 (File No. 001-00106)).
3.5	The LGL Group, Inc. Amendment No. 3 to By-Laws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 26, 2020 (File No. 001-00106)).
3.6	The LGL Group, Inc. Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 4, 2022 (File No. 001-00106)).
4.1

Specimen Certificate for Subscription Rights of the Registrant (incorporate by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 filed on May 14, 2026 (File No. 333-295925).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The LGL Group, Inc.

Date: June 5, 2026	By:	/s/ Patrick Huvane
		Name:	Patrick Huvane
		Title:	Executive Vice President - Business Development